EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-119830 of IntraLase Corp. on Form S-8 of our report dated March 25, 2005 appearing in this Annual Report on Form 10-K of IntraLase Corp. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 25, 2005